As filed with the Securities and Exchange Commission on June 14, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0501000 (I.R.S. Employer Identification Number)

141 Front Street
Hamilton, HM19
Bermuda
Telephone: (441) 295-8201
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
Telephone: (212) 947-7200
(Name, address, and telephone number of agent for service)

With a copy to:

Brian M. Janson, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Telephone: (212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.
Subject to Completion June 14, 2023

PRELIMINARY PROSPECTUS

$600,000,000

ASPEN INSURANCE HOLDINGS LIMITED

Preference Shares; Depositary Shares; Senior or Subordinated Debt Securities

We may, from time to time, offer and sell:
•preference shares;
•depositary shares representing preference shares; and
•senior or subordinated debt securities.
We may offer, from time to time, in one or more offerings or series, together or separately, up to $600,000,000 of our preference shares, depositary shares representing preference shares or debt securities. We will describe in a prospectus supplement, which must accompany this prospectus (this “Prospectus”), the type and amount of a series of securities we are offering and selling, as well as the specific terms and public offering prices of these securities. Such prospectus supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and any accompanying prospectus supplement carefully before you invest in these securities.
We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
Our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (the “5.95% Preference Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AHLPRC,” our 5.625% Perpetual Non-Cumulative Preference Shares (the “5.625% Preference Shares”) are listed on the NYSE under the symbol “AHLPRD” and our outstanding depositary shares, each representing a 1/1,000th interest in a share of 5.625% Preference Shares (the “Existing Depositary Shares”) are listed on the NYSE under the symbol “AHLPRE.”

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY (“BMA”) OR THE BERMUDA REGISTRAR OF COMPANIES HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, as amended (the “Investment Business Act”), the Companies Act 1981, as amended (the “Companies Act”) and the Exchange Control Act 1972, as amended (the “Exchange Control Act”), and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the

BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.

The BMA and the Bermuda Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus.

This Prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this Prospectus is June 14, 2023.

You should rely only on the information contained in this Prospectus. This Prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

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ABOUT THIS PROSPECTUS
Unless the context otherwise requires, references in this Prospectus to the “Company,” the “Aspen Group,” “we,” “us” or “our” refer to Aspen Insurance Holdings Limited (“Aspen Holdings”) or Aspen Holdings and its subsidiaries. References in this Prospectus to “U.S. Dollars,” “dollars,” “$” or “¢” are to the lawful currency of the United States of America, unless the context otherwise requires.
This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the preference shares, depositary shares and debt securities described in this Prospectus. This means:
•we may issue the securities covered by this Prospectus from time to time;
•we will provide a prospectus supplement each time these securities are offered pursuant to this Prospectus; and
•the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this Prospectus.
This Prospectus provides you with a general description of the securities we may offer. This Prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this Prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this Prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus, any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus and the applicable prospectus supplement to this Prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This Prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this Prospectus or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this Prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this Prospectus. Accordingly, investors should not place undue reliance on this information.
We may offer and sell the securities described in this Prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section of this Prospectus entitled “Plan of Distribution” for more information.
Any statements in this Prospectus concerning the provisions of any document are not complete. Such references are made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

ASPEN INSURANCE HOLDINGS LIMITED
Aspen Insurance Holdings Limited (“Aspen Holdings”) was incorporated on May 23, 2002 as a holding company headquartered in Bermuda. We underwrite specialty insurance and reinsurance on a global basis through our principal operating entities based in Bermuda, the United States and the United Kingdom: Aspen Bermuda Limited (“Aspen Bermuda”), Aspen Specialty Insurance Company, Aspen American Insurance Company , Aspen Insurance UK Limited (“Aspen UK”) and Aspen Underwriting Limited (as corporate member of our Lloyd’s operations, Syndicate 4711, which are managed by Aspen Managing Agency Limited ) (each referred to herein an “Operating Subsidiary” and collectively referred to as the “Operating Subsidiaries”). We also have branches in Australia, Canada, Singapore and Switzerland.
Our business is comprised of: (i) underwriting operations, which includes our risk-bearing insurance and reinsurance operations; (ii) investing activities, which primarily support our underwriting operations; and (iii) our Aspen Capital Market (“ACM”) operations, which earn management and performance fees from Aspen Holdings and other third-party investors primarily through the management of insurance linked securities (“ILS”) funds and other offerings. ACM forms part of the Aspen Capital Partners platform, in recognition of the synergies between ACM and the Company’s Outwards Reinsurance teams.
We manage our underwriting operations as two distinct business segments, Insurance (“Aspen Insurance”) and Reinsurance (“Aspen Re”), to enhance and better serve our global customer base.
Aspen Insurance offers a variety of insurance products, including, but not limited to: (i) first party insurance, (ii) specialty insurance, (iii) casualty insurance, and (iv) financial and professional lines insurance. Aspen Re offers a variety of reinsurance and retrocession products, including, but not limited to: (i) property catastrophe reinsurance, (ii) other property reinsurance, (iii) casualty reinsurance, and (iv) specialty reinsurance. We offer reinsurance on both a treaty and facultative basis, and on both a proportional (such as quota share) and non-proportional (such as excess of loss) basis.
Our principal executive offices are located at 141 Front Street, Hamilton HM19, Bermuda. Our telephone number is (441) 295-8201.
For further information regarding Aspen Insurance Holdings Limited, including financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for more information.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the applicable prospectus supplement and in our Annual Report on Form 20-F for our most recent fiscal year, together with all of the other information appearing in this Prospectus or incorporated by reference into this Prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties not presently known to us or that we currently deem immaterial. Our business, financial condition or operating results could be materially adversely affected by any of these risks.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference to this Prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts. In particular, statements that use the words such as “believe,” “anticipate,” “expect,” “assume,” “objective,” “target,” “plan,” “estimate,” “project,” “seek,” “will,” “may,” “aim,” “likely,” “continue,” “intend,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “predict,” “potential,” “on track” or their negatives or variations and similar terminology and words of similar import generally involve forward-looking statements. These statements reflect our current views with respect to future events and because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. We believe that these factors include, but are not limited to, the following:
•the occurrence of natural disasters and other catastrophic events;
•global climate change;
•war, terrorism and political unrest, government action that is hostile to commercial interests and from sovereign, sub-sovereign and corporate defaults;
•the Russian invasion of Ukraine;
•the coronavirus pandemic and the responses thereto;
•emerging claim and coverage issues in our business and social inflation;
•cyclical changes in the insurance and reinsurance industries;
•the reliance on third parties for the assessment and pricing of individual risks;
•the failure of any risk management and loss limitation methods we employ;
•the reinsurance that we purchase may not always be available on favorable terms or we may choose to retain a higher proportion of particular risks compared to previous years;
•actual claims exceeding our loss reserves
•economic inflation and social inflation;
•credit risk, interest rate risk, real estate related risks, market risk, servicing risk, loss from catastrophic events and other risks, which could diminish the value that we obtain from such investments;
•adverse developments affecting the financial services industry and the potential contagion impact to, and resulting stress on, the financial services sector generally;
•the discontinuation of LIBOR;

•failing to realize profits from or losing some or all of the principal amount of our invested assets if we are required to sell our invested assets at a loss to meet our insurance, reinsurance or other obligations;
•volatility and uncertainty in general economic conditions and in financial and mortgage markets;
•the determination of the amount of allowances and impairments taken on our investments;
•currency fluctuations that we may not be effective at mitigating;
•the failure of policyholders, brokers or other intermediaries or reinsurers to honor their payment obligations;
•competition and consolidation in the (re)insurance industry;
•decline in ratings of our operating subsidiaries could adversely affect our standing among brokers and customers and cause our premiums and earnings to decrease;
•third-party outsourced service providers failing to satisfactorily perform certain technology and business process functions;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•future acquisitions, growth of our operations through the addition of new lines of (re)insurance business, expansion into new geographic regions and/or joint ventures or partnerships;
•the loss of business provided by brokers that account for a large portion of our insurance and reinsurance revenues;
•our management of alternative reinsurance platforms on behalf of investors in any entities Aspen Capital Markets manages or could manage in the future;
•the inability to obtain additional capital or to only obtain capital on unfavorable terms;
•our debt, credit and International Swaps and Derivatives Association agreements may limit our financial and operational flexibility;
•political, regulatory, governmental and industry initiatives;
•changes in regulations that adversely affect the U.S. mortgage insurance and reinsurance market;
•the United Kingdom’s withdrawal from the E.U.;
•changes in current accounting practices and future pronouncements;
•our internal controls over financial reporting have gaps or other deficiencies;
•the loss of one or more of our senior underwriters or other key employees or an inability to attract and retain senior staff;
•general employee and third-party litigation risks;
•management turnover;
•the execution of internal processes to maintain our operations and the operational risks that are inherent to our business, including those resulting from fraud or employee errors or omissions;
•the failure in our data security and/or technology systems or infrastructure or those of third parties, including those caused by security breaches or cyber-attacks;

•evolving privacy and data security regulations;
•actual results differing materially from model outputs and related analyses;
•our controlling shareholder owns all of our ordinary shares and has the power to determine our affairs including in ways not favorable to the interests of holders of our outstanding preference shares;
•our ability to pay dividends or to meet ongoing cash requirements may be constrained by our holding company structure;
•certain regulatory and other constraints may limit our ability to pay dividends on our securities;
•U.S. persons who own our securities may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation;
•changes in government regulations or tax laws in jurisdictions where we conduct business; and
•other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.
All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing list should not be construed as exhaustive and should be read in conjunction with other information included or incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should specifically consider the factors identified in this Prospectus which could cause actual results to differ before making an investment decision.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the applicable prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, refinancing existing indebtedness or preference equity, acquisitions and/or other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES
We may offer from time to time under this Prospectus, separately or together:
•preference shares, the terms and series of which would be described in the related prospectus supplement;
•depositary shares, each representing a fraction of a share or multiple shares of a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;
•senior debt securities; and
•subordinated debt securities, which would be subordinated in right of payment to our Senior Indebtedness (as defined elsewhere in this Prospectus) to the degree described in the Prospectus.
We may issue the above securities from time to time with a total aggregate offering price of up to $600,000,000. The actual price per security that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

DESCRIPTION OF THE PREFERENCE SHARES
The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and by our bye-laws which have been incorporated by reference as an exhibit to the registration statement to which this Prospectus relates. The following summary describes each of the series of our preference shares that are outstanding as of the date of this Prospectus, and the preference shares which may be issued pursuant to this Prospectus and a prospectus supplement and which may be amended or supplemented by the terms described in such prospectus supplement.
Outstanding Series of Preference Shares
5.95% Fixed-to-Floating Rate Perpetual Preference Shares
On April 24, 2013, the Board of Directors (the “Board”) authorized the issuance and sale of up to $300.0 million of our 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “5.95% Preference Shares”). On May 2, 2013, we issued 11,000,000 5.95% Preference Shares for an aggregate amount of $275.0 million.
Dividends on our 5.95% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board at the annual rate of 5.95% of the $25 liquidation preference of each 5.95% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year. Commencing on July 1, 2023, dividends on the 5.95% Preference Shares will be payable, on a non-cumulative basis, when, as and if declared by the Board, at a floating annual rate equal to 3-month LIBOR plus 4.06%. This floating dividend will be reset quarterly. Generally, unless the full dividends for the most recently ended dividend period on all outstanding 5.95% Preference Shares have been declared and paid, we cannot declare or pay a dividend on our ordinary shares.
Whenever dividends on any 5.95% Preference Shares have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of the 5.95% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 5.625% Preference Shares), will be entitled, at a special meeting called at the request of record holders of at least 20% of the aggregate liquidation preference of the 5.95% Preference Shares or of any other series of appointing preference shares then outstanding (including the 5.625% Preference Shares) to the appointment of a total of two directors and the number of directors that comprise our Board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on the 5.95% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 5.95% Preference Shares and any series of appointing preference share (including the 5.625% Preference Shares), acting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 5.95% Preference Shares as to dividend rights or rights upon liquidation, winding up or dissolution and for amendments to our memorandum of association or bye-laws that would materially adversely affect the existing terms of the 5.95% Preference Shares.
We may redeem the 5.95% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 5.95% Preference Share, plus any declared and unpaid dividends, if any (i) on July 1, 2023 and on any dividend payment date thereafter and (ii) on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the occurrence of a capital disqualification redemption event.
At any time prior to July 1, 2023, we may redeem the 5.95% Preference Shares at our option, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to the greater of (i) $25 per 5.95% Preference Share and (ii) the sum of the present value of $25 per 5.95% Preference Share and the present value of all undeclared dividends for the dividend periods from the relevant redemption date to, and including, the July 1, 2023 dividend payment date, in each case, discounted to the relevant redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate, as calculated by the calculation agent (each as set forth in the certificate of designation), plus 50 basis points, plus in the case of both (i) and (ii) any declared and unpaid dividends, if any, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law after April 25, 2013, the approval of the holders of the 5.95% Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class.

Our 5.95% Preference Shares are listed on the NYSE under the symbol “AHLPRC.”
5.625% Perpetual Non-Cumulative Preference Shares
On July 27, 2016, the Board authorized the issuance and sale of up to $300.0 million of our 5.625% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per security (the “5.625% Preference Shares”). On September 13, 2016, we issued 10,000,000 5.625% Preference Shares for an aggregate amount of $250.0 million. Each of the issued and outstanding 5.625% Preference Shares remained issued and outstanding following the Merger, listed on the NYSE and entitled to the same dividend and all other preferences and privileges, rights, qualifications, limitations, and restrictions set forth in the certificate of designation.
Dividends on our 5.625% Preference Shares are payable on a non-cumulative basis only when, as and if declared by the Board at the annual rate of 5.625% of the $25 liquidation preference of each 5.625% Preference Share, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year. In the event of our liquidation, winding up or dissolution, our ordinary shares will rank junior to the 5.625% Preference Shares.
Whenever dividends on any 5.625% Preference Shares have not been declared and paid for the equivalent of any six dividend periods, whether or not consecutive (a “nonpayment”), subject to certain conditions, the holders of our 5.625% Preference Shares, acting together as a single class with holders of any and all other series of preference shares having similar appointing rights then outstanding (including the 5.95% Preference Shares), will be entitled to the appointment of a total of two directors and the number of directors that comprise our Board will be increased by the number of directors so appointed. These appointing rights and the terms of the directors so appointed will continue until dividends on the 5.625% Preference Shares and any such series of voting preference shares following the nonpayment shall have been fully paid for at least four consecutive dividend periods.
In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate liquidation preference of outstanding 5.625% Preference Shares and any series of appointing preference shares (including the 5.95% Preference Shares), voting together as a single class, will be required for the authorization or issuance of any class or series of senior shares (or any security convertible into or exchangeable for senior shares) ranking senior to the 5.625% Preference Shares as to dividend rights or rights upon our liquidation and for amendments to our memorandum of association or bye-laws that would materially adversely affect the rights of holders of the 5.625% Preference Shares.
We may redeem the 5.625% Preference Shares at our option, in whole or in part, at a redemption price equal to $25 per 5.625% Preference Share, plus any declared and unpaid dividends, if any, (i) on January 1, 2027 and any dividend payment date thereafter and (ii) on any dividend payment date following the occurrence of a tax event or on the dividend payment date following the payment occurrence of a capital disqualification redemption event.
At any time prior to January 1, 2027, we may redeem the 5.625% Preference Shares at our option, upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to $26 per 5.625% Preference Share, plus any declared and unpaid dividends, if any, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law after September 13, 2016, the approval of the holders of the 5.625% Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class.
Our 5.625% Preference Shares are listed on the NYSE under the symbol “AHLPRD.”
Future Series of Preference Shares
Subject to certain limitations contained in our bye-laws and any limitations prescribed by applicable law, the Board is authorized to issue preference shares in one or more series and to fix the rights, preferences, privileges and restrictions of such shares, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.
Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws, such sections or defined terms are incorporated herein by reference.
A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:
•the number of shares to be issued and sold and the distinctive designation thereof;
•the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;
•the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of share capital, to elect one or more of our directors;
•the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;
•the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;
•the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;
•the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;
•any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and
•a discussion of certain U.S. federal income tax considerations.
Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this Prospectus, the following general provisions will apply to each class or series of preference shares.
Dividends
Except as otherwise set forth in the applicable prospectus supplement, the holders of preference shares will be entitled to receive dividends, if any, at such rate established by the Board in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by the Board and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the ordinary shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.
Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.
Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. In addition, our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends to us.
Further, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend if we are or, after giving effect to such payment, would be in breach of applicable group solvency and liquidity requirements or applicable group enhanced capital requirements (“ECR”) or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation.
Dividends on the preference shares will have a preference over dividends on our ordinary shares.
Liquidation, Dissolution or Winding Up
Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether declared or not), before any of our assets will be paid or distributed to holders of ordinary shares.
It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.
Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.
Redemption
Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this Prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.
On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50 million. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:
•to transfer such shares prior to the date fixed for redemption; and

•to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed.
Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda.
In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption or repurchase of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.
Under Sections 42 and 42A of the Companies Act, no redemption or repurchase of shares may be made by a company if, on the date of the redemption or repurchase, there are reasonable grounds for believing that the company is, or after the redemption or repurchase would be, unable to pay its liabilities as they become due. In addition, if the redemption or repurchase price is to be paid out of funds otherwise available for dividends or distributions, no redemption or repurchase may be made if the realizable value of its assets would thereby be less than its liabilities.
Our ability to effect a redemption or repurchase of our preference shares may be subject to the performance of our insurance subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to Bermuda, U.K. and U.S. insurance laws and regulatory constraints.
In addition, as the BMA is the group supervisor for the Aspen Group for insurance group solvency and reporting requirements, we may not be able to redeem or repurchase the preference shares if we are or, after giving effect to the redemption or repurchase payment, would be in breach of applicable group solvency and liquidity requirements or applicable group ECR or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or other then applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or other then applicable law or regulation.
Reissuance of Shares
Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued shares.
The Company may also purchase preference shares to be held as treasury shares upon such terms as the Board may determine. If the Company holds preference shares as treasury shares, the Company shall not exercise any rights in respect of those shares, including any right to attend and vote at meetings where applicable law provides that the preference shares carry the right to vote in respect of certain matters, and any purported exercise of such a right is void. In addition, no dividend shall be paid to the Company in respect of preference shares held by the Company as treasury shares and no other distribution (whether in cash or otherwise) of the Company's assets (including any distribution of assets to members on a winding up) shall be made to the Company in respect of preference shares held by the Company as treasury shares.

Voting Rights
Except as indicated below or as modified by any prospectus supplement or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to appoint two directors of the Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.
The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of the Board appointed as described above shall vacate office.
At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our chairman/chief executive officer will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing a holder to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.
Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of ordinary shareholders.
At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.
During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.
The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be altered or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of not less than three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such ordinary share. In the event we were to merge into or amalgamate with another company, the approval of the holders of three-fourths of all of our issued shares would be required voting together, or voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court- ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act.
On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.
Restrictions in Event of Default in Dividends on Preference Shares
Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:
(1)we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;
(2)we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and
(3)we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.
Preemptive Rights
Except as otherwise set forth in the applicable prospectus supplement, no holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.
The following summary of provisions of our bye-laws is qualified in its entirety by the provisions of the bye-laws which are incorporated by reference as an exhibit to the registration statement to which this Prospectus relates or which are in effect at the time of filing of any subsequent prospectus supplement to this Prospectus.
Bye-laws
In addition to the provisions of our bye-laws described elsewhere in this Prospectus, the following provisions are a summary of some of the other important provisions of our bye-laws.
The Board of Directors and Corporate Action. Our bye-laws provide that the Board shall consist of not less than six and not more than 15 directors. Subject to our bye-laws, Bermuda law and to the director appointing rights contained in the certificates of designation relating to the outstanding preference shares, the directors shall be elected or appointed by holders of ordinary shares. In addition, notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected or until such director is removed from office or such office is otherwise vacated. In the event of any change in the number of directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the Board without a meeting and with no need to give notice, except in the case of removal of auditors or directors. The quorum necessary for the transaction of business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of directors in office from time to time and in no event less than two directors.
Shareholder Action. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws). Our bye-laws require not less than five (5) days’ notice in writing of annual general meetings and special general meetings. Shareholder action may also be taken by a majority written resolution without a meeting, except in the case of removal of auditors or directors.
Amendment. Our bye-laws may be revoked or amended by a majority of the Board then in office and eligible to vote on such resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by our bye-laws (as applicable).
Voting of Non-U.S. Subsidiary Shares. If the voting rights of any shares of the Company are adjusted and we are required or entitled to vote at a general meeting of any of our non-U.S. subsidiaries, (together, the “Non-U.S. Subsidiaries,” but excluding for these purposes any subsidiary that has elected to be treated as a “U.S. person” for federal income tax purposes pursuant to Section 953(d) of the Code), and the subject matter of the vote is (a) the appointment, removal or remuneration of directors of a non-U.S. Subsidiary of the Company or (b) any other subject matter with respect to a Non-U.S. Subsidiary that legally requires the approval of the shareholders of such Non-U.S. Subsidiary, our directors shall refer the subject matter of the vote to our shareholders and seek direction from such shareholders in a general meeting of the Company as to how they should vote on the resolution proposed by the Non-U.S. Subsidiary. Substantially similar provisions are or will be contained in the bye-laws (or equivalent governing documents) of the Non-U.S. Subsidiaries. If the Board, in its discretion, determines that the application of this paragraph with respect to a particular vote is not necessary to achieve the purposes of this paragraph, it may waive the application of this paragraph with respect to such vote.
Capital Reduction. In the event of a reduction of capital, our bye-laws permit such reduction to apply to part of a class of shares.
Corporate Purpose. Our certificate of incorporation and memorandum of association and our bye-laws, which are incorporated by reference as exhibits to the registration statement to which this Prospectus relates, do not restrict our corporate purpose and objects.
Differences in Corporate Law
You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.
Duties of Directors. Under Bermuda law and at common law, members of a board of directors owe statutory and fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Under common law a director’s fiduciary duty has the following essential elements:
•a duty to act in good faith in the best interests of the company;
•a duty not to make a personal profit from opportunities that arise from the office of director;
•a duty to avoid conflicts of interest; and
•a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:
•to act honestly and in good faith with a view to the best interests of the company; and
•to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.
The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer of Aspen Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care and a fiduciary duty of loyalty.
The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders.
A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. Unless a plaintiff is able to provide evidence rebutting the presumptions of the business judgment rule, the challenged business decision will be upheld by the courts so long as it can be attributed to any rational business purpose. Where, however, the presumptions are rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate policy and effectiveness and approval of a transaction resulting in a sale of control of the corporation. This means the directors bear the initial burden to demonstrate the reasonableness of their actions before they will be entitled to the protections of the business judgment rule.
Interested Directors. Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest unless the majority of the disinterested directors determine otherwise. Under Delaware law, such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Committees of the Board of Directors. Our bye-laws provide, as permitted by Bermuda law, that the board of directors may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Delaware law allows the board of directors of a corporation to delegate many of its powers to committees, but those committees may consist only of directors and no such committee may have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation..
Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, one or more shareholders holding at least 50% of our shareholders’ aggregate voting power in the ordinary shares shall constitute a quorum for the transaction of business. In general, except for the removal of the Company’s auditors or directors, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by the shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represents the majority of the votes that would be required if the resolution had been voted on at a meeting of the shareholders. Except as otherwise required by the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. Any individual shareholder who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to the Board.
Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders unless the certificate of incorporation or bylaws specify otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors, in each case unless another vote is specified by the certificate of incorporation or, if the action to be voted on is not one for which the Delaware General Corporation Law specifies the required vote, the bylaws.
Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Aspen Holdings’ and Aspen Bermuda’s ability to pay dividends or make distributions of contributed surplus is subject to Bermuda insurance laws and regulatory constraints, including insurance group regulatory constraints.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. “Surplus” means the excess, if any, at any given time of the net assets of the corporation over the amount determined to be capital, which in general may not be less than the aggregate par value of the issued shares. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. In the event we were to merge or amalgamate with another company, the holders of all of our shares are entitled to vote on such merger or amalgamation together pursuant to the Companies Act provided that the holders of any class of shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such class of shares. In the case of an amalgamation or merger, any shareholder who is not satisfied that it has been offered fair value for its shares and who has not voted in favor of the approval and adoption of the merger or amalgamation agreement and the merger or amalgamation, may exercise its appraisal rights under the Companies Act to have the fair value of its shares appraised by the Supreme Court of Bermuda. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder may, under certain circumstances, be entitled to appraisal rights in connection with a merger, consolidation or conversion to another entity form pursuant to which such stockholder may receive payment in cash of the “fair value” of such stockholder's shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid on the amount determined to be the fair value, in each case as determined by the Delaware Court of Chancery, in lieu of the consideration such stockholder would otherwise receive in the transaction.
Takeovers. Bermuda law provides that where a scheme or contract involving the transfer of shares or any class of shares in a company has, within four months after the making of the offer, been approved by the holders of not less than nine tenths in value of the shares whose transfer is involved (other than shares already held at the date of the offer by the offeror, its nominee or subsidiary), the offeror may, at any time within two months beginning with the date on which such approval is obtained, by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Bermuda law also provides that where the holders of not less than 95% of the shares or any class of shares in a company give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them, and, within one month of the notice, the offerors may acquire all the shares or cancel the notice given. Dissenting shareholders may apply to the court within the one month period of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, stockholders of the subsidiary would have appraisal rights.
Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from the board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except for certain mergers or amalgamations, a resolution of shareholders approved by a majority of at least a majority of the votes cast (after taking account of any voting power adjustments under our bye-laws).
Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time that the person became an interested stockholder, unless the business combination is approved in a prescribed manner, which, among other possibilities, may include the affirmative vote, at a meeting and not by consent, of stockholders holding at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” is defined by the statute for this purpose as including, among other things, certain mergers, asset sales or the receipt by the interested stockholder of any financial benefit, and an “interested stockholder” is defined as a person who is the owner, or any person who is an affiliate or associate of the corporation and at any time within the prior three years has owned, 15% or more of the corporation's outstanding voting stock, together with the affiliates and associates of such person. However, a corporation may opt out of these restrictions on business combinations by a provision in its certificate of incorporation or by a bylaw adopted by the stockholders expressly electing not to be governed by section 203 of the Delaware General Corporation Law.
Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the Company, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.
Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers, resident representative, member of a committee duly constituted under the bye-laws of the Company and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators (each, an “Indemnified Person”) (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter which would render it void under the Companies Act.
Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments or settlements in an action by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his/her conduct was unlawful.
Limitation of Liability of Directors and Officers. Our bye-laws provide that its shareholders and the Company waive any claim or right of action that they might have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. However, such waiver does not apply to any claims or rights of action that arise out of fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled. This waiver may have the effect of barring claims arising under U.S. federal securities laws. Under Delaware law, a corporation may include in its certificate of incorporation provisions eliminating or limiting the personal liability of its directors or officers to the corporation or its stockholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for the authorization of unlawful stock dividends or share repurchases; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.
Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our register of shareholders in Bermuda but may establish a branch register outside of Bermuda, the location of which shall be notified to the Bermuda Registrar of Companies. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.
Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.
Under Delaware law, a corporation’s bylaws may provide that if the corporation solicits proxies with respect to an election of directors, it may be required, to the extent and subject to such procedures or conditions as may be provided in the bylaws, to include in its proxy solicitation materials, in addition to individuals nominated by the board of directors, one or more individuals nominated by a stockholder. Furthermore, the corporation’s bylaws may provide for the reimbursement by the corporation of expenses incurred by a stockholder in soliciting proxies in connection with an election of directors, subject to certain procedures and conditions. The Delaware General Corporation Law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which other business may be brought before a meeting, but provisions in a corporation's certificate of incorporation or bylaws requiring compliance with reasonable procedures for giving advance notice of director nominations or other proposals are permitted as a matter of Delaware common law.
Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by the Board. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of Aspen Holdings as provided by the Companies Act.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of stockholders.
Approval of Corporate Matters by Written Consent. Under Bermuda law and our bye-laws, the Companies Act provides that shareholders may take action by resolution in writing signed by the shareholders of the company who at the date of the notice of the resolutions in writing represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders.
Unless otherwise provided in a corporation's certificate of incorporation, Delaware law permits stockholders to take action by the consent in lieu of a meeting by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a corporation must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a higher percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a corporation’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the corporation’s certificate of incorporation. If any proposed amendment would alter or change the powers, preferences, or special rights of 1 or more series of any class so as to affect them adversely, but shall not so affect the entire class, then the shares of the series so affected by the amendment are entitled to vote as a class regardless of whether such holders are entitled to vote by the certificate of incorporation.

Amendment of Bye-laws. Our bye-laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the directors then in office and eligible to vote on the resolution. However, no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by the shareholders by resolution passed by a majority of the voting power of votes cast at such meeting (in each case, after taking into account voting power adjustments under the bye-laws) or such greater majority as required by bye-laws.
Under Delaware law, holders of a majority of the voting power of the outstanding shares entitled to vote (unless another percentage is specified in the certificate of incorporation or bylaws) and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

DESCRIPTION OF THE DEPOSITARY SHARES
Outstanding Depositary Shares
General
Each Existing Depositary Share represents a 1/1,000th interest in a 5.625% Preference Share and is evidenced by a depositary receipt. The underlying 5.625% Preference Shares are deposited with Computershare Inc. and Computershare Trust Company, N.A., acting as depositary (together in such capacity, the “Depositary”), pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary, and the holders from time to time of the depositary receipts (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each owner of a depositary receipt is entitled, in proportion to the fractional interest of a share of 5.625% Preference Shares evidenced by that depositary receipt, to all the rights and preferences of 5.625% Preference Shares represented by those Existing Depositary Shares (including any dividend, liquidation, redemption and voting rights). If the 5.625% Preference Shares are exchanged for new securities, each Existing Depositary Share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.
The Existing Depositary Shares are evidenced by depositary receipts issued pursuant to the Deposit Agreement. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.
The Depositary’s principal executive office is located at 150 Royall Street, Canton, Massachusetts 02021, United States.
Dividends and Other Distributions
Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of an Existing Depositary Share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying share of the 5.625% Preference Shares. The Depositary will distribute all cash dividends and other cash distributions received on the 5.625% Preference Shares to the holders of record of the Existing Depositary Shares in proportion to the number of Existing Depositary Shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the Depositary will distribute property received by it to the holders of record of the Existing Depositary Shares in proportion to the number of Existing Depositary Shares held by each holder, unless the Depositary determines that this distribution is not feasible, in which case the Depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the Existing Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Existing Depositary Shares will be the same as the corresponding record dates for the 5.625% Preference Shares.
The amount paid as dividends or otherwise distributable by the Depositary with respect to the Existing Depositary Shares or the underlying 5.625% Preference Shares will be reduced by any amounts required to be withheld by us or the Depositary on account of taxes or other governmental charges. The Depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Existing Depositary Shares or the 5.625% Preference Shares until such taxes or other governmental charges are paid.

Withdrawal of 5.625% Preference Shares
Unless the related Existing Depositary Shares have been previously called for redemption, a holder of Existing Depositary Shares may surrender his or her depositary receipts at the office of the Depositary designated for such purpose, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole shares of 5.625% Preference Shares and any money or other property represented by such holder’s depositary receipts. A holder of Existing Depositary Shares who exchanges shares of Existing Depositary Shares for 5.625% Preference Shares will be entitled to receive whole shares of 5.625% Preference Shares on the basis set forth herein; partial shares of 5.625% Preference Shares will not be issued.
However, holders of whole shares of 5.625% Preference Shares will not be entitled to deposit those 5.625% Preference Shares under the Deposit Agreement or to receive Existing Depositary Shares for those 5.625% Preference Shares after the withdrawal. If the Existing Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of Existing Depositary Shares that represent the number of whole shares of 5.625% Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time new Existing Depositary Shares evidencing the excess number of Existing Depositary Shares.

Redemption
If the 5.625% Preference Shares underlying the Existing Depositary Shares are redeemed, in whole or in part, a corresponding number of Existing Depositary Shares will be redeemed with the proceeds received by the Depositary from the redemption of the 5.625% Preference Shares held by the Depositary. The redemption price per Existing Depositary Share will be equal to 1/1,000th of the redemption price per 5.625% Preference Share.
Whenever we redeem 5.625% Preference Shares held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Existing Depositary Shares so redeemed. If fewer than all of the issued Existing Depositary Shares are redeemed, the Depositary will select the Existing Depositary Shares to be redeemed pro rata or by lot or in any other manner as the Depositary may determine to be fair and equitable or as may be required by the principal national stock exchange on which the Existing Depositary Shares are listed. The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the 5.625% Preference Shares and the related Existing Depositary Shares.

    Voting Rights
Because each Existing Depositary Share represents a 1/1,000th interest in a 5.625% Preference Share, holders of depositary receipts are entitled to 1/1,000th of a vote per share of the 5.625% Preference Shares under those limited circumstances in which holders of the 5.625% Preference Shares are entitled to vote. Holders of the Existing Depositary Shares must act through the Depositary to exercise any voting rights in respect of the 5.625% Preference Shares. Although each Existing Depositary Share is entitled to 1/1,000th of a vote, the Depositary can vote only whole shares of 5.625% Preference Shares. While the Depositary will vote the maximum number of whole 5.625% Preference Shares in accordance with the instructions it receives, any remaining votes of holders of Existing Depositary Shares will not be voted. Holders of the Existing Depositary Shares will not have any voting rights, except for the limited voting rights described under “Description of the Preference Shares — Outstanding Series of Preference Shares — 5.625% Perpetual Non-Cumulative Preference Shares” in this Prospectus.
When the Depositary receives notice of any meeting at which the holders of 5.625% Preference Shares are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Existing Depositary Shares relating to the 5.625% Preference Shares. Each record holder of the Existing Depositary Shares on the record date, which will be the same date as the record date for the 5.625% Preference Shares, may instruct the Depositary to vote the number of 5.625% Preference Share votes represented by the holder’s Existing Depositary Shares. To the extent possible, the Depositary will vote the number of the 5.625% Preference Share votes represented by Existing Depositary Shares in accordance with the instructions it receives.
We will take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. The Depositary will refrain from voting the 5.625% Preference Shares to the extent it does not receive specific instructions from the holders of any Existing Depositary Shares representing such 5.625% Preference Shares.
Fees and Expenses
No charges and expenses of Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary (the “Depositary”), or any Depositary’s agent, shall be payable by any person, except as provided in this paragraph. The Company shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the preference shares and the initial issuance of the depositary shares evidenced by the depositary receipts, any redemption of the preference shares at the option of the Company and all withdrawals of the preference shares by holders of depositary receipts. All other fees and expenses of the Depositary and any Depositary’s agent hereunder and of any Registrar or Transfer Agent (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

    Conversion

Holders of depositary receipts do not have the right to convert Existing Depositary Shares into, or exchange Existing Depositary Shares for, any of our other securities or property.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the Existing Depositary Shares and any provision of the Deposit Agreement may be amended by agreement between us and the Depositary. However, any amendment that (i) materially and adversely alters the rights of the holders of Existing Depositary Shares or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the 5.625% Preference Shares pursuant to the Certificate of Designation will not be effective unless the amendment has been approved by the record holders of at least the number of Existing Depositary Shares then in issue necessary to approve any amendment that would materially and adversely affect the rights of the holders of the 5.625% Preference Shares. We may terminate the Deposit Agreement with the consent of the holders of a majority of the then outstanding Existing Depositary Shares. The Deposit Agreement will automatically terminate if there has been a final distribution in respect of the 5.625% Preference Shares in connection with our liquidation, dissolution or winding-up or all issued Existing Depositary Shares have been redeemed.

Changes of Depositary

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We paid the fees of the Depositary in connection with the initial deposit of the 5.625% Preference Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of 5.625% Preference Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or 5.625% Preference Shares are paid by the holders.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a (i) bank or trust company having its principal office in the United States and having a combined capital and surplus, together with its affiliates, of at least $50.0 million or (ii) an affiliate of a person specified in clause (i).

Miscellaneous
The Depositary will forward to the holders of Existing Depositary Shares all of our reports and communications which are delivered to the Depositary and which we are required to furnish to the holders of our 5.625% Preference Shares.
Neither we nor the Depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the Depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any Existing Depositary Shares or preference shares unless provided with satisfactory indemnity. We, and the Depositary, may rely upon written advice of counsel or accountants, or information provided by persons preference shares for deposit, holders of Existing Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.

Listing of the Existing Depositary Shares

The Existing Depositary Shares are traded on the NYSE under the symbol “AHLPRE.”

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent
Computershare Inc. and Computershare Trust Company, N.A. are the redemption agent for the Existing Depositary Shares.
Computershare Inc. are the dividend disbursing agent for the Existing Depositary Shares. Computershare Trust Company, N.A. are the transfer agent and registrar for the Existing Depositary Shares.

Future Series of Depositary Shares
General
We may, at our option, elect to offer additional series of depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preference shares) of a share or multiple share of a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The shares of a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preference share or number of preference shares represented by such depositary share, to all of the rights and preferences of the preference shares represented thereby (including dividend, voting, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the shares (including fractional or multiple shares) of the related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this Prospectus forms a part.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.
The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.
Dividends and Other Distributions
Except as otherwise set forth in the applicable prospectus supplement, the depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preference shares to the record holders of depositary shares relating to such class or series of preference shares in proportion to the number of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal of Depositary Shares
Except as otherwise set forth in the applicable prospectus supplement, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related class or series of preference shares on the basis set forth in the prospectus supplement for such class or series of preference shares, but holders of such whole preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares
Except as otherwise set forth in the applicable prospectus supplement, whenever we redeem preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction or multiple of the redemption price per share payable with respect to such class or series of the preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Preference Shares
Except as otherwise set forth in the applicable prospectus supplement, upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preference shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preference shares.
Amendment and Termination of the Deposit Agreement
Except as otherwise set forth in the applicable prospectus supplement, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.
Charges of Depositary
Except as otherwise set forth in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related class or series of preference shares and any redemption of such preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preference shares are paid by the holders thereof.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preference shares.
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our or their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF THE DEBT SECURITIES
The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Our senior debt securities are to be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee, dated August 16, 2004, as it may be supplemented or amended from time to time (the “senior notes indenture”). As of December 31, 2022, the Company had issued $300.0 million of senior notes of other series outstanding under the senior notes indenture. Our subordinated debt securities are to be issued under a subordinated indenture between us and Deutsche Bank Trust Company Americas, as trustee, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part (the “subordinated notes indenture”). The senior notes indenture and the subordinated notes indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement. The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior notes indenture and the subordinated notes indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.
General
The following description of the terms of the indentures and the related debt securities is a summary. We have summarized only those portions of the indentures and the debt securities which we believe will be most important to your decision to hold the debt securities. You should keep in mind, however, that it is the indentures and not this summary that defines your rights as a holder of the debt securities. You may obtain a copy of the indentures by requesting one from us or the trustee.
For purposes of this “Description of the Debt Securities,” “Certain Provisions Applicable to the Senior Debt Securities” and “Certain Provisions Applicable to the Subordinated Debt Securities”, references to “we,” “us” and “our” are to Aspen Holdings only, and do not include any of our subsidiaries. Certain capitalized terms used herein are defined in the indentures.
The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.
The prospectus supplement relating to a particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities, as applicable:
•the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;
•the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;
•the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;
•the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;
•the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;
•whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;
•whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;
•if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;
•whether the series of debt securities will be listed on any national securities exchange;
•whether the series of debt securities will be convertible into ordinary shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;
•if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;
•if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;
•whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;
•any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;
•whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
•whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;
•in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;
•in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;
•any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

•whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;
•a discussion of certain U.S. federal income tax considerations;
•whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and
•any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.
We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.
Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.
Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.
If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Liens on Stock of Designated Subsidiaries” and “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Disposition of Stock of Designated Subsidiaries,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.
Optional Redemption
Unless otherwise described in a prospectus supplement, relating to any debt securities, we may redeem the debt securities at any time, in whole or in part, at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.
Selection and Notice
Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.
Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.
Ranking
Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Certain Provisions Applicable to the Subordinated Debt Securities” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
Consolidation, Amalgamation, Merger and Sale of Assets
Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person (whether or not affiliated with us) or convey, transfer, sell or lease our properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with us), or (2) permit any person (whether or not affiliated with us) to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.
Certain Other Covenants
Except as otherwise permitted under “Certain Provisions Applicable to the Senior Debt Securities - Limitations on Liens on Stock of Designated Subsidiaries” and “- Limitations on Disposition of Stock of Designated Subsidiaries” described below and “- Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to any holders of the debt securities.
Events of Default
Unless we provide otherwise or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the indentures with respect to the debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(1)default in the payment of any interest on the debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;
(2)default in the payment of the principal of or any premium, if any, on the debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;
(3)default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;
(4)default in the payment at maturity of our Indebtedness in excess of $50 million or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50 million in principal amount of such Indebtedness

(after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 60 days after there has been given written notice as provided in the indenture;
(5)we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;
(6)certain events relating to our bankruptcy, insolvency or reorganization; or
(7)our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.
If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.
Each indenture provides that, within 60 days after the trustee shall have knowledge of the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the Board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities.
Under each indenture, if an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. The indentures provide that, subject to the duty of the trustees during any default to act with the required standard of care, the trustees will be under no obligation to exercise any of their rights or powers under the indentures at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustees reasonable indemnity.
Subject to such provisions for the indemnification of the trustees, and subject to applicable law and certain other provisions of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees, with respect to the debt securities.
Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.
Modification and Waiver
We and the trustees may modify, amend or supplement the indentures with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities; provided, however, that no such modification, amendment or supplement may, without the consent of the holder of each outstanding debt security affected thereby under the relevant indenture,
•change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the debt securities;

•reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the debt securities;
•change our obligation to pay additional amounts with respect to the debt securities;
•change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;
•impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);
•reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;
•reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;
•modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or
•modify any of the above provisions.
In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated notes indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.
We and the trustees may modify or amend the indentures and the debt securities without the consent of any holder in order to, among other things:
•provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;
•add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;
•provide for a successor trustee with respect to the debt securities;
•cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not materially adversely affect the interests of the holders of the debt securities;
•change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;
•add any additional events of default with respect to the debt securities;
•provide collateral security for the debt securities; or
•make any other change that does not materially adversely affect the interests of the holders of the debt securities.
The holders of at least a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indentures with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security.
Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “- Events of Default” described above.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise set forth in the applicable prospectus supplement and indenture, we may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.
Each indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.
Such a trust may only be established if, among other things:
•the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,
•no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,
•we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and
•with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors.
“Government Obligations” means debt securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in the case of clauses (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.
In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Payment of Additional Amounts
Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which Aspen Holdings is organized or otherwise considered to be a resident for tax purposes or any other jurisdiction from which or through which a payment on the debt securities is made by Aspen Holdings (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such note or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, or enforcement of rights with respect to, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;
(2)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)any taxes, duties, assessments or governmental charges required to be withheld or deducted under sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder);
(5)any withholding or deduction required to be made pursuant to any European Union (“EU”) Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or
(6)any combination of items (1), (2), (3), (4) and (5).
In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.
Redemption for Tax Purposes
Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time we determine in good faith that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of any taxing jurisdiction (or of any political subdivision or taxation authority thereof affecting taxation) or any change in the position regarding the application or official interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which change in position becomes effective after the issuance of the debt securities, or (2) any action taken by any taxing jurisdiction (or any political subdivision or taxing authority thereof affecting taxation) which action is generally applied or is taken with respect to the Company, we would be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.
Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to make such payment of additional amounts or withholding if a payment in respect of the debt securities were then due. In any event, prior to the publication or mailing or any notice of redemption of the debt securities pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel of recognized standing reasonably satisfactory to the trustee to the effect that the circumstances referred to above exist. The trustee will accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the holders of the debt securities.
Global Debt Securities
Unless otherwise described in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.
The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.
Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
The indentures provide that if:
(1)the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;
(2)we determine that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the trustee a company order to such effect; or
(3)an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.
Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Governing Law
Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.
Information Concerning the Trustee
Unless otherwise specified in the applicable prospectus supplement, Deutsche Bank Trust Company Americas is the trustee and paying agent under the senior notes indenture, and is contemplated to be the trustee under any subordinated notes indenture, and is one of a number of banks with which Aspen Holdings and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES
Limitations on Liens on Stock of Designated Subsidiaries
Under the senior notes indenture, we covenanted that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (each, a “Lien”) upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.
For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.
The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 20% of our consolidated book value. As of December 31, 2022, our only Designated Subsidiaries were Aspen (UK) Holdings Limited, Aspen Insurance UK Limited, Aspen Bermuda Limited and Aspen American Insurance Company.
The term “Indebtedness” means, with respect to any person:
(1)the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by debt securities, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
(2)all capitalized lease obligations of such person;
(3)all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4)all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
(5)all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
(6)all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
(7)any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.
Limitations on Disposition of Stock of Designated Subsidiaries
The senior notes indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not, nor will we permit any subsidiary to (other than to us or another Designated Subsidiary) issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that the foregoing will not prohibit (1) any issuance, sale, assignment, transfer or other disposition made for at least a fair market value consideration as determined by the Board pursuant to a resolution adopted in good faith and (2) any such issuance or disposition of securities required by any law or any regulation or order of any governmental or insurance regulatory authority.
Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under “Description of the Debt Securities - Consolidation Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the Board pursuant to a resolution adopted in good faith.

CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES
The following description of our subordinated debt securities is qualified in its entirety by reference to the subordinated notes indenture, as it may be amended or supplemented from time to time. The subordinated debt securities will, to the extent set forth in the subordinated notes indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. As of December 31, 2022, none of our long-term debt is secured; however, like other insurance companies, we do secure letters of credit from banks to support our obligations. In the event of:
(1)any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or
(2)any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or
(3)any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;
then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.
By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.
Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.
No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated notes indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated notes indenture.
The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:
(1)the subordinated debt securities;
(2)Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;
(3)Indebtedness of ours to an affiliate of ours;
(4)interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and
(5)trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
The subordinated notes indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

PLAN OF DISTRIBUTION
We may sell offered securities in any one or more of the following ways from time to time:
(1)through agents;
(2)to or through underwriters;
(3)through dealers;
(4)directly to purchasers;
(5)in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-counter market (including through at-the-market offerings);
(6)in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;
(7)through any other method permitted by applicable law and described in the applicable prospectus supplement; or
(8)through a combination of any such methods of sale.
At any time a particular offer of the securities covered by this Prospectus is made, a prospectus supplement will be distributed. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this Prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this Prospectus.
Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may sell the securities through agents from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.
If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.
Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.
If a dealer is utilized in the sales of offered securities in respect of which this Prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.
Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this Prospectus, any supplement or amendment hereto, or in the registration statement of which this Prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.
If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.
Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

TAXATION
Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this Prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of such securities.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC, a registration statement on Form F-3 under the Securities Act with respect to the preference shares, depositary shares and debt securities described in this Prospectus. This Prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.
We are subject to the informational requirements of the Exchange Act. Accordingly, we file periodic reports and other information with the SEC. You may obtain copies of all or any part of these materials from at no cost from the SEC’s website at www.sec.gov and our website at www.aspen.co. The information on our website is not incorporated into or constitute a part of this Prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual reports, periodic reports and other information with the SEC. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. Any statement contained in a document which is incorporated by reference in this Prospectus is automatically updated and superseded if information contained in this Prospectus, or information that we later file with the SEC, modifies or replaces this information.
We incorporate by reference the documents listed below (other than portions of these documents that are furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items, except as otherwise noted):
(1)our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 20, 2023; and
(2)our Current Reports on Form 6-K filed with the SEC on March 1, 2023 (including Exhibit 99.1 furnished therewith), June 1, 2023 (including Exhibit 99.1 furnished therewith) and June 13, 2023 (including Exhibit 99.1 furnished therewith).
All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of this registration statement and after the date of this Prospectus and until we sell all the securities, shall also be deemed to be incorporated by reference into this Prospectus. However, we are not incorporating by reference any information provided in these documents that is furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this Prospectus.
We will provide to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may request a copy of such information by writing or telephoning us at:
Aspen Insurance Holdings Limited
Attention: Company Secretary
141 Front Street
Hamilton HM19

Bermuda
(441) 295-8201
You should rely only upon the information provided in this Prospectus or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus, including any information incorporated by reference, is accurate as of any date other than that on the front cover of the document.

EXPENSES ASSOCIATED WITH THE REGISTRATION
The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC Registration Fee	$ 66,120
Accountants’ Fees and Expenses	*
Legal Fees and Expenses	*
Printing and Engraving Fees	*
Rating Agency Fees	*
Miscellaneous Expenses	*
Total Expenses	$ *
*    These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Certain legal matters with respect to United States and New York law relating to the validity of the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, United States. Certain legal matters with respect to Bermuda law, including relating to the validity of the offered securities, will be passed upon for us by Walkers (Bermuda) Limited, Hamilton, Bermuda. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and related financial statement schedules of the Company as of December 31, 2021 and for each of the years in the two-year period ended December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.
The consolidated financial statements and related financial statement schedules I to V of the Company appearing in the Company’s Annual Report (Form 20-F) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements and related audit report are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS
We are incorporated under the laws of Bermuda. In addition, some of our directors and officers, as well as certain of the experts named in this Prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, our U.S. agent appointed for that purpose.
We have been advised by Walkers (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the Courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Walkers (Bermuda) Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Walkers (Bermuda) Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Some remedies available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act, the Companies Act and the Exchange Control Act, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Control Act and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company are listed on an appointed stock exchange (the NYSE is such an exchange), general permission is given for the issue and subsequent transfer of any securities of the company (which includes the securities described herein) from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, we have obtained from the BMA its permission for the issue and free transferability of our shares and other securities, as long as the shares are listed on the NYSE or on an appointed stock exchange, to and among persons who are non-residents of Bermuda for exchange control purposes and of up to 20% of our securities, including our shares, to and among persons who are residents in Bermuda for exchange control purposes.
Each of Aspen Holdings and Aspen Bermuda is required to notify the BMA in writing in the event any person has become or ceased to be an officer of it or Aspen Holdings, an officer being a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this Prospectus or any prospectus supplement.

AUTHORIZED REPRESENTATIVE
Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is Cogency Global Inc., 22 East 42nd Street, 18th Floor New York, NY 10168.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8. Indemnification of Directors and Officers
Bye-Law 145 of our bye-laws provides, among other things, that, subject to certain provisos, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of his duties. The indemnity contained in Bye-Law 145 extends to any Indemnified Person of the Company acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided that the indemnity contained in Bye-Law 145 shall not extend to any matter which would render it void under the Companies Act.
Bye-Law 149 of the Company’s bye-laws provides that each shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of his duties with or for the Company. Such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.
The Companies Act provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer (including a director) exempt such officer or person from, or indemnify him or her in respect of, any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to the company or any subsidiary thereof. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the Company and the officer, indemnifying such officer against any liability which would attach to him in respect of his fraud or dishonesty in relation to the company will be void.
The Company has purchased directors and officers liability insurance policies. Such insurance will be available to the Company’s directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers, subject to the limitation of the policy terms.
Any underwriting agreement that the Company may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of the Company against certain liabilities under the Securities Act.

ITEM 9. Exhibits

Number	Description of Document
*1.1	Form of Underwriting Agreement relating to preference shares, depositary shares and debt securities of the Company
3.1	Certificate of Incorporation and Memorandum of Association (incorporated herein by reference to exhibit 3.1 to the Company’s 2003 Registration Statement on Form F-1 (Registration No. 333-110435))
3.2	Altered Memorandum of Association (incorporated herein by reference to exhibit 3.1 of the Company’s Current Report on Form 6-K filed on July 29, 2019)
3.3	Amended and Restated Bye-laws (incorporated herein by reference to exhibit 3.2 of the Company’s Current Report on Form 8-K filed on February 15, 2019)
4.1
Indenture, dated August 16, 2004, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s 2004 Registration Statement on Form F-1 (Registration No. 333-119-314))

4.2
Form of Subordinated Notes Indenture, to be entered into between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s 2005 Registration Statement on Form F-3 (Registration No. 333-122571)). The form of subordinated debt securities and any supplemental indentures with respect to each particular offering will be filed as an exhibit to a Current Report and incorporated herein by reference

4.3
First Supplemental Indenture, dated August 16, 2004, between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to exhibit 4.4 to the Company’s 2004 Registration Statement on Form F-1 (Registration No. 333-119-314))

4.4
Second Supplemental Indenture, dated December 10, 2010, between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 10, 2010)

4.5
Third Supplemental Indenture, dated November 13, 2013, between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 13, 2013)

4.6
Fourth Supplemental Indenture, dated June 27, 2019, between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 28, 2019)

4.7
Third Amended and Restated Credit Agreement, dated as of December 1, 2021, among the Company, various subsidiaries therefor, various lenders and Barclays Bank plc, as administrative agent (incorporated herein by reference to exhibit 99.1 of the Company’s Current Report on Form 6-K, filed on December 2, 2021)

*4.8	Form of Certificate of Designation, Preferences and Rights relating to preference shares
*4.9	Form of Share Certificate relating to preference shares
*4.10	Form of Deposit Agreement
*4.11	Form of Depositary Receipt
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the debt securities and the depositary shares
5.2	Opinion of Walkers (Bermuda) Limited as to the legality of the debt securities, preference shares and depositary shares
23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP
23.2	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP
23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in the Opinion filed as Exhibit 5.1)
23.4	Consent of Walkers (Bermuda) Limited (included in the Opinion filed as Exhibit 5.2)
24.1	Powers of Attorney of officers and directors (included on signature page of the Registration Statement)
25.1	Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as trustee for the Senior Notes Indenture
25.2	Statement of Eligibility of Deutsche Bank Trust Company Americas on Form T-1, as trustee for the Subordinated Notes Indenture
107	Filing Fee Table

*    To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report in connection with an offering of securities.
ITEM 10. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F–3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 14th day of June 2023.
Aspen Insurance Holdings Limited
By: /s/ Christopher Coleman
Name: Christopher Coleman
Title: Group Chief Financial Officer
The undersigned do hereby constitute and appoint Christopher Coleman and David Amaro, and each of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, or any documents required pursuant to the Companies Act, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations, and requirements of the Securities and Exchange Commission or requirements of the Companies Act, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of June 2023.
1

Signature	Title
/s/ Mark Cloutier	Executive Chairman, Group Chief Executive Officer and Director (Principal Executive Officer)
Mark Cloutier
/s/ David Altmaier	Director
David Altmaier
/s/ Albert Beer	Director
Albert Beer
/s/ Joshua Black	Director
Joshua Black
/s/ Theresa Froehlich	Director
Theresa Froehlich
/s/ Alexander Humphreys	Director
Alexander Humphreys
/s/ Richard Lightowler	Director
Richard Lightowler
/s/ Gernot Lohr	Director
Gernot Lohr
/s/ Tammy Richardson-Augustus	Director
Tammy Richardson-Augustus
/s/ Michael Saffer	Director
Michael Saffer
/s/ Christopher Coleman	Group Chief Financial Officer (Principal Financial Officer)
Christopher Coleman
/s/ Marc MacGillivray	Chief Accounting Officer (Principal Accounting Officer)
Marc MacGillivray

II-2

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Aspen Insurance Holdings Limited has signed this registration statement on the 14th day of June 2023.
                    Cogency Global Inc.

By: /s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

II-3